UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2008

                     SELIGMAN NEW TECHNOLOGIES FUND II, INC.
             (Exact name of Registrant as specified in its charter)

          Maryland                        811-09849              13-4104947
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
        incorporation)                                       Identification No.)

                                100 Park Avenue,
                            New York, New York 10017
               (Address of principal executive offices, zip code)

Registrant's telephone number, including area code (212) 850-1864

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule13e-4(C) under the Exchange Act (17CFR 240.13e-4(c))

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SECTION 7 - REGULATION FD DISCLOSURE

Item 7.01 Regulation FD Disclosure.

The Registrant is furnishing the following information pursuant to Regulation FD for the Seligman New Technologies Fund II, Inc.:

On February 5, 2008, a special meeting of the stockholders of Seligman New Technologies Fund II, Inc. (the "Fund") was held at 100 Park Avenue, New York, New York. A quorum was present at the meeting. This special meeting took place due to an adjournment of the initial meeting on September 19, 2007, which was adjourned from time to time thereafter, and then reconvened on December 18, 2007. On December 18, 2007, the special meeting was further adjourned until February 5, 2008.

At the meeting on February 5, 2008, the following proposals were approved by the Fund's stockholders in accordance with applicable law: (i) a proposal to authorize a plan to liquidate and dissolve the Fund and (ii) a proposal to eliminate the Fund's fundamental investment policy of making quarterly repurchase offers for its common stock.

Based upon the foregoing, the Fund is implementing the plan of liquidation. The Fund expects that the process of liquidating its assets will occur within the next several days with one or more final liquidation distributions paid to stockholders during the last two weeks of February. There will be no further repurchase offers for the Fund's common stock.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SELIGMAN NEW TECHNOLOGIES FUND II, INC.


Date: February 5, 2008


                                    By: /s/ Paul B. Goucher
                                       ---------------------------------------
                                       Paul B. Goucher
                                       Assistant Secretary